Exhibit 15.01

May 14, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

                We are aware that our report dated April 22, 2003 on our review of interim financial information of WellPoint Health Networks Inc. (the “Company”) as of and for the period ended March 31, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687, 333-90791, 333-37958, 333-55314, 333-81872, 333-103481 and 333-83462), Form S-3 (File No. 333-08519 and 333-101475) and Form S-4 (File No. 333-73382).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP